Exhibit 99.1

Cardax Appoints Former Novartis, Bristol-Myers Squibb, and Boehringer Ingelheim Executives As Directors

June 17, 2014 08:00 AM Eastern Daylight Time

HONOLULU, HI--(BUSINESS WIRE)--Cardax, Inc. (“Cardax”) (OTCQB:CDXI) announced today the appointment of George W. Bickerstaff, former CFO of Novartis Pharma AG (NYSE:NVS), Tamar D. Howson, former senior business development executive at Bristol-Myers Squibb (NYSE:BMY) and SmithKline Beecham, and Terence A. Kelly, Ph.D., former senior Boehringer Ingelheim anti-inflammatory R&D executive and current CEO of CoMentis, as independent members of its Board of Directors. They will join current Executive Chairman Nicholas Mitsakos, independent director Frank Herringer, and Cardax CEO David G. Watumull on the Cardax Board.

“We are delighted to have these industry leaders join our Board,” commented Nicholas Mitsakos, Executive Chairman of Cardax. “Their knowledge and experience will enable us to implement our strategic plan more effectively.”

“The distinctive, yet complementary skills of our new Board members provide a strong foundation as we develop and commercialize our nutraceutical and pharmaceutical programs,” added David G. Watumull, President and CEO of Cardax.

“We look forward to working with the Cardax team and to helping realize the Company’s considerable potential,” said Bickerstaff, Towson, and Kelly in a joint statement.

About George W. Bickerstaff

Mr. Bickerstaff has been instrumental in establishing the strategic, operating and financial direction of numerous private and public companies. During his career he has provided financial leadership for mergers and acquisitions valued at more than $50 billion and has funded and operated various venture capital businesses. Mr. Bickerstaff was Chief Financial Officer of Novartis Pharma AG located in Basel, Switzerland and is currently Managing Director of M.M. Dillon, a full service investment bank. Mr. Bickerstaff started his career at General Electric in manufacturing and then moved into finance. He subsequently joined The Dun & Bradstreet Corporation where he held various senior finance positions including Chief Financial Officer of IMS Health, the largest global publicly traded healthcare information services provider. Mr. Bickerstaff holds a B.S. in Engineering and B.A. in Business Administration from Rutgers University.

About Tamar D. Howson

Ms. Howson is a seasoned business development executive within the pharmaceutical industry. She currently serves as a corporate business development and strategy consultant to biopharmaceutical companies and she serves as a director at Actavis (NYSE:ACT), Idenix (NASDAQ:IDIX), OXiGENE (NASDAQ:OXGN), and Organovo (AMEX:ONVO). Previously, she was a member of the transaction advisory firm, JSB-Partners. Prior to that, she was Executive Vice President, Corporate Business Development at Lexicon Pharmaceuticals (NASDAQ:LXRX). She was also Senior Vice President, Corporate and Business Development at Bristol-Myers Squibb for more than five years. In addition, Ms. Howson spent nine years at SmithKline Beecham, where she was Senior Vice President and Director, Business Development and managed SmithKline Beecham’s venture capital fund, SR-One. Ms. Howson holds an MBA from Columbia University, a M.S. from City College of New York, and a B.S. in Chemical Engineering from the Technion, Israel.

About Terence A. Kelly, Ph.D.

Dr. Kelly is a scientific leader with both Pharma and Biotech experience and a track record of delivering high quality compounds into advanced clinical studies. With nearly twenty years of experience at Boehringer Ingleheim, including serving as Vice President, Department of Medicinal Chemistry, he is well versed in chemistry, disease biology and the enabling technologies needed for innovative and efficient drug discovery from lead identification through clinical development. In particular, he has extensive hands on drug discovery and development experience in Inflammatory, Cardiovascular and CNS disorders. He is currently President and CEO of CoMentis, a venture-backed private biotech company focused on neurodegenerative diseases. Dr. Kelly completed his B.S. degree in Chemistry at Rensselaer Polytechnic Institute and his Ph.D. degree in Chemistry at the University of Texas at Austin. He completed postdoctoral work in natural products synthesis at Yale University and holds an MBA from New York University, Stern School of Business. Dr. Kelly is the co-author of over 25 scientific publications and serves on the College of Natural Sciences Advisory Council for the University of Texas.

About Cardax

Cardax is a development stage life sciences company that devotes substantially all of its efforts to developing nutraceutical and pharmaceutical products that provide the anti-inflammatory benefits of steroids or NSAIDS, but with exceptional safety profiles, as conferred by U.S. Food and Drug Administration (“FDA”) Generally Recognized as Safe (“GRAS”) designation at certain doses. Cardax is preparing proprietary nature-identical products and related derivatives by total synthesis to provide scalable, pure, and economical therapies for diseases where inflammation and oxidative stress are strongly implicated, including, but not limited to, osteoarthritis, rheumatoid arthritis, dyslipidemia, metabolic disease, diabetes, cardiovascular disease, hepatitis, cognitive decline, macular degeneration, and prostate disease. The initial primary focus of Cardax is its astaxanthin technologies. Astaxanthin is a powerful and safe naturally occurring anti-inflammatory and anti-oxidant without the adverse side effects typical of anti-inflammatory treatments using steroids or NSAIDS, including immune system suppression, liver damage, cardiovascular disease risk, and gastrointestinal bleeding.

Safe Harbor

This release may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of our company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation, the risks discussed from time to time in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

For additional information, please contact:

Janice Kam

Cardax

(808) 457-1400

press@cardaxpharma.com